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Exhibit 10.6

    [Confidential Treatment Requested. Confidential Portions of this Agreement have been redacted and filed separately with the U.S. Securities and Commission]

SETTLEMENT AGREEMENT

    This Agreement is entered into this 20th day of July, 2001 by and among NANOGEN, INC., a Delaware corporation, ("Nanogen"); MOTOROLA, INC., a Delaware corporation, ("Motorola"); MASSACHUSETTS INSTITUTE OF TECHNOLOGY, a Massachusetts corporation, ("MIT"); and GENOMETRIX, INC., a Delaware corporation, ("Genometrix").

RECITALS

    WHEREAS, Genometrix is a licensee of U.S. Patent No. 5,653,939 (the "'939" Patent") pursuant to a license agreement with MIT dated April 1, 1996; and

    WHEREAS, Motorola is a licensee of the '939 Patent pursuant to a license agreement with Genometrix dated July 6, 1999, as amended and restated October 31, 2000; and

    WHEREAS, on April 28, 2000, Nanogen instituted a declaratory judgment action against MOTOROLA and MIT, alleging inter alia invalidity and noninfringement of the '939 Patent in the United States District Court for the Southern District of California, styled Case No. 00 CV 0872 IEG (AJB) (the "Litigation"); and

    WHEREAS, on May 30, 2000, Motorola filed its Counterclaims against Nanogen in the Litigation alleging inter alia infringement of the '939 Patent; and

    WHEREAS, Nanogen subsequently filed a First Amended Complaint in the Litigation adding Genometrix as a defendant to the Litigation; and

    WHEREAS, Nanogen, Motorola, MIT and Genometrix have agreed to settle the Litigation as among them; and

    WHEREAS, in contemplation of such settlement, Nanogen and Motorola wish to enter into a license agreement which grants Nanogen a license under claims 16 and 39 of the '939 Patent;

    WHEREAS, in further contemplation of such settlement, Nanogen, Motorola, MIT and Genometrix wish to enter into a Notice Of Stipulated Dismissal Of Claims And Counterclaims Without Prejudice; and

    NOW THEREFORE, in consideration of the mutual acts, covenants and promises set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

  1.
  Concurrently with the execution of this Agreement:

  a.
  Nanogen, Motorola, MIT and Genometrix agree that the Litigation shall be dismissed as between them in the manner as provided in Exhibit A, which is a true and correct copy of the Notice of Stipulated Dismissal Of Claims And Counterclaims Without Prejudice which shall be filed with the Court. The dismissal of the Litigation shall be without prejudice. ***;

  b.
  Nanogen and Motorola shall execute a license agreement to claims 16 and 39 of the '939 Patent in the form and content set forth in Exhibit B (the "License Agreement");

***Confidential Material Redacted and Filed with the Commission

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    c.
    Nanogen, Motorola, MIT and Genometrix agree to do all acts necessary to consummate the terms and conditions of this Agreement; and

    d.
    Nanogen, Motorola, MIT and Genometrix agree to bear their own costs and attorneys' fees in connection with the settlement of this matter, subject to existing agreements among Motorola, MIT and Genometrix.

  2.
  ***

  3.
  ***

  4.
  Except as expressly limited below, each party represents and warrants to the others that:

    4.1  It is duly organized and validly existing under the laws of its state of incorporation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

    4.2  It is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and any person executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action.

    4.3  This Agreement is legally binding upon such Party and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by it does not conflict with any material agreement, instrument or understanding, oral or written, to which it is a Party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

    4.4  Each party has sufficient legal and/or beneficial title and ownership under its intellectual property rights necessary for it to fulfill its obligations under this Agreement.

    4.5  ***

    4.6  Exhibit A to the License Agreement sets forth a complete and accurate list of all patents, patent applications, divisionals, continuations or continuations-in-part, reissues, renewals or extensions thereof, that contain or may contain Licensed Patents, as that term is defined in the License Agreement.

    4.7  Motorola is the exclusive licensee of the Licensed Patents in the Licensed Field (as defined in the License Agreement) set forth in Exhibit A to the License Agreement, and has the right to grant the licenses in the License Agreement.

    4.8  The terms of this Agreement and the License Agreement are fair and reasonable as to each party and have the effect and character stated in this Agreement and the License Agreement.

    4.9  MIT and Genometrix represent and warrant that the terms of the Patent License Agreement entered into by and between MIT and Genometrix on or about April 1, 1996, including amendments thereto, are fair and reasonable as to each party to that agreement and that each grant of licenses, rights or benefits under that agreement by Genometrix resulted in a value to Genometrix that is at least reasonably equivalent to the value of such license, right or benefit that Genometrix conferred on MIT.

***Confidential Material Redacted and Filed with the Commission

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    4.10  Motorola and Genometrix represent and warrant that the terms of the Amended And Restated License And Research Agreement entered into by and between Motorola and Genometrix on or about October 31, 2000, including amendments thereto, are fair and reasonable as to each party to that agreement and that each grant of licenses, rights or benefits under that agreement by Genometrix resulted in a value to Genometrix that is at least reasonably equivalent to the value of such license, right or benefit that Genometrix conferred on Motorola.

  5.
  This Settlement Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to its rules regarding choice or conflict of laws. Any action brought by Nanogen, Motorola or Genometrix for breach of this Agreement shall be filed in the United States District Court for the Southern District of California.

  6.
  This Agreement shall be effective from and after the date hereof. The agreements and stipulations entered into contemporaneously herewith (Exhibits A and B) are wholly independent agreements entered into as part of this settlement of the Litigation. Each party's duties, if any, under those exhibits are completely set forth in them respectively.

  7.
  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each party; provided, however, that a party may not assign this Agreement in whole or in part without obtaining the prior written approval of the other parties, except that a party shall have the right to assign this Agreement without the consent of the other parties to any affiliate or to any purchaser of that party's entire business or of substantially all of that party's assets relating to the subject matter of this Agreement.

  8.
  This Agreement may be executed in any number of counterparts, each of which shall be an original, which together constitute one and the same instrument.

  9.
  This Agreement is the result of negotiation and compromise among the parties and no party shall be prejudiced as having been the drafter of the Agreement or any related exhibits thereto.

  10.
  In the event that any provision of this Agreement is held invalid or unenforceable for any reason, such unenforceability shall not affect the enforceability of the remaining provisions of this Agreement and related exhibits and all provisions of this Agreement and related exhibits shall be construed so as to preserve the enforceability hereof.

  11.
  This Agreement and the related exhibits contain the entire and only agreement between the parties relative to the subject matter hereof and supersede all previous negotiations, representations, undertakings, and agreements both written and oral heretofore made between the parties as to the subject matter hereof. Any representations, promise or condition in connection herewith not specifically incorporated herein shall not be binding upon any party. This Agreement may not be modified except in a writing signed by authorized representative of all parties

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  12.
  Upon the execution of this Agreement, Nanogen shall pay to Motorola Two Million Five Hundred Thousand Dollars ($2,500,000) in Nanogen's common stock (valued using the opening price as of the date of the execution of this Agreement). Within four (4) business days, Motorola shall advise Nanogen of the portion of such stock to be allocated pursuant to royalty sharing agreements among Motorola, MIT, Genometrix and others. Nanogen shall issue such stock to those entities and persons according to such allocation provided by Motorola. Nanogen shall within fourteen (14) business days of the execution of this Agreement file with the Securities and Exchange Commission a resale shelf registration statement with respect to the stock component of the initial license fee ***.

  13.
  Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the parties, the parties agree that, for the term of the License Agreement and for *** thereafter, the receiving party (the "Receiving Party") shall keep confidential and shall not publish or otherwise disclose to a third party and shall not use for any purpose other than as provided for in this Agreement any information furnished to it by another party (the "Disclosing Party") pursuant to this Agreement (the "Confidential Information") unless the Receiving Party can demonstrate by written proof that such Confidential Information: (1) was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party; (2) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (3) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of the Agreement; (4) was disclosed to the Receiving Party, other than under an obligation of confidentiality to a third party not to disclose such information to others; or (5) was independently discovered or developed by the Receiving Party without the use of Confidential Information belonging to the Disclosing Party.

  14.
  Each party may disclose Confidential Information belonging to another party to the extent such disclosure is reasonably necessary in the following instances: (1) regulatory filings; (2) prosecuting or defending litigation; (3) complying with applicable governmental regulations; and (4) disclosure to inventors or owners of the '939 Patent, affiliates, licensees, employees, consultants or agents who are bound by similar terms of confidentiality and non-use at least equivalent in scope to those set forth in this Section and Section 13. Notwithstanding the foregoing, in the event a party is required to make a disclosure of another party's Confidential Information pursuant to this Section, the Receiving Party will, except where impracticable, give reasonable advance notice to the Disclosing Party of such disclosure and use best efforts to secure confidential treatment of such information. In any event, the parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder.

  15.
  The parties may want to issue press releases announcing the execution of this Agreement and may desire or be required to issue subsequent press releases relating to the Agreement or activities thereunder. The parties shall consult with each other reasonably and in good faith and agree with respect to the text and timing of such press releases prior to the issuance thereof, provided that a party may not unreasonably withhold consent to or delay such releases.

  16.
  Nothing in this Agreement shall be deemed to diminish, impair or otherwise affect the parties' obligations under the Second Amended Stipulated Protective Order Regarding Confidential Information, entered on or about July 9, 2001, in Case No. 00CV0872 IEG (AJB) (S.D. Cal.).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

***Confidential Material Redacted and Filed with the Commission

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    IN WITNESS WHEREOF, the parties hereto have caused this Agreement and the exhibits hereto to be duly executed as of this date hereof by an authorized representative of each on their behalf, and each party covenants that this instrument and the execution of the exhibits is a voluntary act of each said party and the manner of execution is sufficient to constitute a binding agreement on its behalf.

NANOGEN, INC.		MOTOROLA, INC.
By:	/S/ V. RANDY WHITE Name: V. Randy White Title: CEO Date: 7/20/01	By:	/S/ GEORGE TURNER Name: George Turner Title: Corp. VP Motorola Life Sciences Date: 7/20/01
Approved as to form:		Approved as to form by:
By:	/S/ DOUGLAS E. OLSON Name: Douglas E. Olson, Esq. Counsel for Nanogen	By:	/S/ STASIA OGDEN Name: Stasia Ogden, Esq. Counsel for Motorola
MASSACHUSETTS INSTITUTE OF TECHNOLOGY		GENOMETRIX, INC.
By:	/S/ JOHN TURNER Name: John. H. Turner Title: Assoc. Director, Technology Licensing Office Date: 7/20/01	By:	/S/ DAVID JORDAN Name: David Jordan Title: Chief Financial Officer Date: 7/20/01
Approved as to form:		Approved as to form:
By:	N/A Name: Counsel for MIT	By:	N/A Name: Counsel for Genometrix

EXHIBIT A

Douglas E. Olson (State Bar Number 38649)
F. T. Alexandra Mahaney (State Bar Number 125984)
William C. Tayler (State Bar Number 171704)
BROBECK, PHLEGER & HARRISON LLP
12390 El Camino Real
San Diego, CA 92130-2081
Telephone: (858) 720-2500
Facsimile: (858) 720-2555

    Attorney for Plaintiff NANOGEN, INC.

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF CALIFORNIA

NANOGEN, INC., a Delaware Corporation,	)	Case No. 00 CV 0872 IEG (AJB)
)
Plaintiff,	) )	NOTICE OF STIPULATED DISMISSAL OF CLAIMS AND COUNTERCLAIMS
v.	)	WITHOUT PREJUDICE
)
MOTOROLA, INC., a Delaware Corporation,	)
BECKMAN COULTER, INC., a Delaware	)	Action Filed: April 28, 2000
Corporation, MASSACHUSETTS INSTITUTE	)
OF TECHNOLOGY, a Massachusetts	)
corporation.	)
)
Defendants.	)
)
)
)

A–1

    TO ALL PARTIES AND THEIR COUNSEL OF RECORD:

    NOTICE IS HEREBY GIVEN THAT pursuant to Rule 41(a) of the Federal Rules of Civil Procedure, plaintiff Nanogen, Inc. ("Nanogen") and defendants Motorola, Inc. ("Motorola"), Massachusetts Institute of Technology ("MIT") and Genometrix, Inc. ("Genometrix"), by and through their respective counsel of record, stipulate to the voluntary dismissal without prejudice of all claims and counterclaims made in this action.

    Pursuant to said stipulation, plaintiff Nanogen hereby voluntary dismisses without prejudice of its all claims against defendants Motorola, MIT and Genometrix in this action.

    Pursuant to said stipulation, defendant and counterclaimant Motorola hereby voluntary dismisses without prejudice of its all claims against Nanogen in this action.

DATED: July 20, 2001	BROBECK, PHLEGER & HARRISON LLP
	By:	/S/ DOUGLAS E. OLSON Douglas E. Olson Attorneys for Plaintiff Nanogen
DATED: July 20, 2001	HAHN & BURNETT
	By:	/S/ JANE HAHN Jane Hahn Attorneys for Defendants Motorola, MIT and Genometrix

A–2

EXHIBIT B

    [CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION]

LICENSE AGREEMENT

    This License Agreement (the "Agreement") is made and entered into this 20th day of July, 2001, by and between Nanogen, Inc. ("Nanogen" as that term is further defined in Section 1.11 hereof) and Motorola, Inc. ("Motorola"). Nanogen and Motorola are sometimes referred to individually as a "Party" and collectively as the "Parties."

RECITALS

    WHEREAS, Genometrix, Inc. is the owner of a license from MIT under U.S. Patent No. 5,653,939 (the "'939 patent") and its foreign counterparts;

    WHEREAS, Motorola is the owner of a sublicense from Genometrix under the '939 patent and has the exclusive right, pursuant to such sublicense, to grant further sublicenses thereunder; and

    WHEREAS, Nanogen desires to obtain a sublicense from Motorola under claims 16 and 39 of the '939 Patent.

    NOW THEREFORE, in consideration of the mutual undertakings contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1  DEFINITIONS

    The following terms, when they appear in this Agreement with an initial capital letter and without regard to whether they appear in the singular, plural or possessive form, shall have the meaning defined below:

    1.1  "Affiliate" shall mean any corporation or other form of limited liability legal person, partnership, or other form of business entity controlled by, controlling or under common control with a Party hereto. As used herein, the word and root "control" in the context of a corporation shall mean the ownership, directly or indirectly, of fifty percent (50%) or more of the voting shares or other equity interests entitled to vote in the election of Directors to the Board of Directors of the corporation; and, in the context of any other form of business entity, the right to receive fifty percent (50%) or more of the net profits of such entity plus the right to at least a fifty percent (50%) interest in the management and control of such entity; provided that, if the country of incorporation of such limited liability legal person or the country of domicile of the other form of business entity requires that foreign ownership be less than fifty percent (50%), the maximum permitted percentage of foreign ownership shall be substituted in this Section 1.1 for fifty percent (50%).

    1.2  "Effective Date" shall mean the last date in time adjacent the signature of the authorized representatives of the Parties on the last page of this Agreement.

B–1

    1.3  "Licensed Patents" shall mean: (a) claims 16 and 39 contained in United States Patent No. 5,653,939; (b) any claims contained in a divisional, continuation or continuation-in-part, reissue, renewal or extension thereof or substitute therefore, or any patent issuing therefrom with claims (i) that read on said claims 16 or 39 or (ii) on which said claims 16 or 39 read; and (c) the claims in any foreign patent applications and the patents that issue therefrom corresponding to such claims in clauses (a) or (b) of this Section.

    1.4  "Disposable Licensed Product" shall mean that ***, the manufacture, use or sale of which, but for a license granted under this Agreement, would infringe a claim in the Licensed Patents.

    1.5  "Instrument Licensed Product" shall mean that instrument, system or component or part thereof in the Licensed Field, the manufacture, use or sale of which, but for a license granted under this Agreement, would infringe a claim in the Licensed Patents.

    1.6  "Licensed Field" shall mean all fields of use except the field of use of a ***.

    1.7  "Licensed Product" shall mean and include any Instrument Licensed Product or Disposable Licensed Product.

    1.8  "Licensed Process" means that method, process, procedure or application in the Licensed Field which, but for a license, would infringe a claim in the Licensed Patents.

    1.9  "MIT/Genometrix Agreement" means the Patent License Agreement entered into by and between MIT and Genometrix on or about April 1, 1996, including amendments thereto made prior to the Effective Date of this Agreement, a copy of which is attached hereto as Exhibit B.

    1.10  "Nanogen/Beckman License Agreement" means the License Agreement entered into by and between Nanogen and Beckman Coulter, Inc. ("Beckman") on or about May 19, 2000.

    1.11  "Nanogen" shall mean Nanogen Inc. and its subsidiaries and Affiliates.

    1.12  ***.

    1.13  "Net Sales" shall mean ***.

    1.14  "Third Party" means any person or entity which is not a Party, an Affiliate of a Party, or a Nanogen Related Party.

    1.15  "Settlement Agreement" means that Settlement Agreement entered into on or about the Effective Date of this Agreement by and among Nanogen, Motorola, Genometrix, Inc., and Massachusetts Institute of Technology ("MIT").

ARTICLE 2  LICENSE GRANT

    2.1  Grant

      2.1.1  ***.

      2.1.2  ***.

    2.2  ***.

    2.3  ***.

    2.4  ***.

    2.5  ***.

***Confidential Material Redacted and Filed with the Commission

B–2

    2.6  No Other Licenses

      2.6.1  ***.

      2.6.2  Notwithstanding Section 2.6.1 hereof, ***.

      2.6.3  ***.

    2.7  Term of License  The term of this Agreement shall be for as long as Nanogen has any obligation to make any royalty or other payment to Motorola.

ARTICLE 3  PAYMENTS TO MOTOROLA

    3.1  License Fee  Nanogen shall pay to Motorola as an initial license fee the non-refundable sum of Two Million Five Hundred Thousand Dollars ($2,500,000). The initial license fee shall be non-refundable and shall not be a credit or advance against future Nanogen royalty obligations. The initial licensee fee shall be paid in cash on the Effective Date.

    3.2  Royalties  Nanogen shall pay to Motorola running royalties equal to ***.

    3.3  Payments  All cash payments due under this Article 3 shall be made in United States Dollars. ***.

    3.4  ***.

    3.5  ***.

    3.6  ***.

    3.7  ***.

    3.8  ***:

      3.8.1  ***.

      3.8.2  ***.

ARTICLE 4  ROYALTY REPORTS AND BOOKS

    4.1  Royalty Reports  Nanogen shall for each calendar quarter during the term of this Agreement and not later than *** after the close of such calendar quarter provide to Motorola an accounting report which, at a minimum, shall show:***.

    4.2  Books and Records  Nanogen shall keep or cause to be kept true and accurate books, records, and accounts in accordance with generally accepted accounting principles consistently applied covering Nanogen's activities hereunder and containing all information necessary for the true and accurate determination of the amounts earned and paid hereunder. Nanogen shall, not more than *** per year and upon prior reasonable written notice from Motorola, permit a certified public accountant appointed and paid for by Motorola (the "Auditor") and reasonably acceptable to Nanogen to inspect each Nanogen or Nanogen Related Party facility manufacturing Licensed Products or practicing Licensed Processes and to review the previous *** books, records and accounts to verify the amounts earned by Motorola and paid by Nanogen hereunder. The Auditor shall furnish to both Parties reports stating only its findings during such inspection as to the accuracy, or the nature and extent of any inaccuracy of such books, records, accounts and payments. If such Auditor determines an amount earned by Motorola which exceeds Nanogen's determination by greater than *** then if Nanogen disagrees with such Auditor's report, Motorola and Nanogen shall jointly select and appoint a second independent auditor to issue a report verifying the amounts earned by Motorola and paid by Nanogen

***Confidential Material Redacted and Filed with the Commission

B–3

hereunder. The fees and expenses of the second independent auditor shall be paid by Nanogen. The second independent auditor's report shall be considered as final and conclusive and not subject to review or dispute.

      4.2.1  Any deficiency identified by the Auditor and, if requested by Nanogen, confirmed by the second auditor, between the amounts actually earned by Motorola under this Agreement and the amounts reported to be earned and paid on by Nanogen shall be paid to Motorola within *** of receipt by Nanogen of the Auditor's (or second auditor's) report. Nanogen shall also pay interest each month on such amount at the lesser of: two percent (2%) above the prime rate charged by Citibank N.A. or the highest rate allowed by law. If the deficiency between the amount actually due to Motorola as reported by the Auditor and, if requested by Nanogen, confirmed by the second auditor and the amount actually paid to Motorola by Nanogen is greater than *** in Motorola's favor then Nanogen shall reimburse Motorola for the actual and reasonable charges, fees and expenses of the Auditor.

      4.2.2  If in any given year *** has previously exercised its audit rights under the***, then Motorola shall not have the right to have an audit performed that year. In such an event, Nanogen shall provide Motorola with a copy of the reports related to the *** audit, to the extent permitted under the provisions of the***. Nanogen shall not object to *** providing a copy of such reports directly to Motorola, and Nanogen agrees that this provision, Section 4.2.2, may be disclosed by Motorola to ***.

ARTICLE 5  REPRESENTATIONS AND WARRANTIES

    5.1  General Representations and Warranties  Each Party represents and warrants to the other that:

      5.1.1  Corporate Power  It is duly organized and validly existing under the laws of its state of incorporation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

      5.1.2  Due Authorization  It is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and any person executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action.

      5.1.3  Binding Agreement  This Agreement is legally binding upon such Party and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by it does not conflict with any material agreement, instrument or understanding, oral or written, to which it is a Party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

      5.1.4  Intellectual Property Rights  Each Party has sufficient legal and/or beneficial title and ownership under its intellectual property rights necessary for it to fulfill its obligations under this Agreement.

    5.2  Motorola's Representations and Warranties  Motorola represents and warrants to Nanogen that:

      5.2.1  Identification Of Licensed Patents  Exhibit A hereto sets forth a complete and accurate list of all patents, patent applications, divisionals, continuations or continuations-in-part, reissues, renewals or extensions thereof, that contain or may contain Licensed Patents.

      5.2.2  Ownership Of Licensed Patents  Motorola is the exclusive licensee of the Licensed Patents in the Licensed Field set forth in Exhibit A, and has the right to grant the sublicenses granted herein.

      5.2.3  ***.

***Confidential Material Redacted and Filed with the Commission

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ARTICLE 6  TERMINATION

    6.1  Termination for Cause  This Agreement may be terminated prior to the expiration of the term of this Agreement upon the occurrence of any of the following:

      6.1.1  By Motorola, upon or after the breach of any material provision of this Agreement by Nanogen if Nanogen has not cured such breach within *** after written notice thereof by Motorola; or

      6.1.2  By Nanogen, upon or after the breach of any material provision of this Agreement by Motorola if Motorola has not cured such breach within *** after written notice thereof by Nanogen; or

      6.1.3  By Nanogen upon *** written notice to Motorola.

    6.2  Termination By Operation of Law  This Agreement shall terminate in the event that any agreement required for the grant of the licenses granted in Section 2.1 ***.

    6.3  Failure to Assert Rights  The failure by one of the Parties under this Agreement to assert its rights for any breach of this Agreement shall not be deemed a waiver of such rights. The rights and remedies specified herein, except those specified as exclusive, are in addition to and shall not restrict any right or remedy either Party may have at law or in equity for any breach of this Agreement.

    6.4  Survival of Obligations  Sections 3.6, 3.7, 3.8 and 6.4 and all of Articles 8, 10, 11, 12, 13 and 14 shall survive the expiration or termination of this Agreement. The termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party under this Agreement prior to such termination, relinquishment or expiration. Such termination, relinquishment or expiration shall not relieve either Party from obligations which are expressly indicated to survive termination or expiration of this Agreement.

ARTICLE 7  ASSIGNMENT

    Nanogen may not assign this Agreement in whole or in part without obtaining the prior written approval of Motorola, except that Nanogen shall have the right to assign this Agreement without the consent of Motorola to any Affiliate or to any purchaser of Nanogen's entire business or of substantially all of Nanogen's assets relating to the sale of Licensed Products. Nanogen acknowledges that the licenses granted in this Agreement constitute "intellectual property" for purposes of Bankruptcy Code Section 365 and therefore may not be assumed or assigned in any bankruptcy proceeding.

***Confidential Material Redacted and Filed with the Commission

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ARTICLE 8  PRODUCT LIABILITY

    ***

ARTICLE 9  ***

    ***

ARTICLE 10  NOTICES

    All notice and payments required or permitted to be given hereunder shall be in writing and addressed to the respective Parties as follows:

If to Nanogen:	Nanogen, Inc. 10398 Pacific Center Court San Diego, California 92121 Attention Chief Executive Officer Facsimile:
With a copy to:	Nanogen, Inc. 10398 Pacific Center Court San Diego, California 92121 Attention: General Counsel Facsimile:
If to Motorola to:	Motorola, Inc. 4088 Commercial Avenue Northbrook, IL 60062 Attention: Director of Contracts Facsimile: (847) 714-7009
With a copy to:	Motorola, Inc. 1303 East Algonquin Road Schaumburg, IL 60196 Attention: Director of Intellectual Property Facsimile: (847) 576-3750

or such other addresses as may be designated by the respective Parties in writing. A notice shall be deemed given the earlier of the date when actually received if sent by messenger or facsimile (with notice of receipt in good order requested and received) or three (3) days after deposit in the United States registered or certified mail, postage prepaid, and properly addressed.

ARTICLE 11  SECTION HEADINGS

    Section headings are for convenience only and shall not be construed to limit or extend the meaning of any portion of this Agreement.

***Confidential Material Redacted and Filed with the Commission

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ARTICLE 12  DISPUTE RESOLUTION

    If either Motorola or Nanogen believes that one of its patents is infringed by the other Party, then the Party asserting infringement will send a letter, by overnight courier, with a claim chart to the other side. Within *** of receipt of that letter, the recipient will respond with a claim chart expressing views regarding non-infringement and will identify any art that the recipient believes invalidates the asserted claims. Within *** of receipt of that response letter, the Parties agree to have a face-to-face meeting with appropriate technical and legal personnel present to attempt to resolve the dispute. If unsuccessful, the Parties agree to have a meeting, within *** of the first meeting, with appropriate senior business representatives to further attempt to seek a business resolution. If that further meeting does not resolve the dispute, the Parties agree to submit the dispute to mediation, which shall be concluded within two weeks of such further meeting with senior business representatives. The Parties agree to use the mediation services of JAMS in the location selected by the Party asserting the claim. The Parties further agree that JAMS may assign to the Parties' dispute any of its mediators who is available to conduct the mediation within two weeks after the meeting with senior business representatives. The mediation shall be concluded in no more than three days. If the mediation is unsuccessful, the Party asserting the claim may thereafter file suit in the court of its choice. For purposes of a suit filed by Motorola after the failure of the above attempts to reach a business resolution, Nanogen consents to the jurisdiction of the courts of the State of Illinois and to jurisdiction and venue in the Northern District of Illinois; and for purposes of a suit filed by Nanogen after the failure of the above attempts to reach a business resolution, Motorola consents to the jurisdiction of the courts of the California and to jurisdiction and venue in the Southern District of California. In any such suit, the accused infringer agrees not to assert that the period of attempted resolution under this agreement (from the date of the initial dispatch of notice through the breakdown of the mediation process) will not be relied upon in any argument to negate a finding of irreparable harm should the patent owner move for preliminary relief, and that any applicable statute of limitations shall be tolled during such period of attempted resolution.

ARTICLE 13  LAW GOVERNING AND CONSTRUCTIONS

    13.1  Applicable Law  This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware as if it has been delivered in Delaware, and all acts performed or required to be performed hereunder have been performed entirely within such state, not including, however any conflicts of law rule of Delaware which may direct or refer such determination to the laws of any other state of country.

    13.2  Mutuality  This Agreement is the result of negotiation and compromise among the Parties and no Party shall be prejudiced as having been the drafter of the Agreement.

    13.3  Jurisdiction and Venue  Jurisdiction and venue with respect to actions for breach of this Agreement shall be exclusive in the United States District Court for the Southern District of California.

***Confidential Material Redacted and Filed with the Commission

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ARTICLE 14  MISCELLANEOUS

    14.1  Nothing in this Agreement shall be construed as conferring any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of any Party hereto without the express written approval of such other Party.

    14.2  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PARTIES, THEIR TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND SUBSIDIARIES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF THE LICENSED PATENTS, CLAIMS, ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY THE PARTIES THAT THE PRACTICE BY NANOGEN OF THE LICENSES GRANTED HEREUNDER SHALL NOT INFRINGE THE PATENT RIGHTS OF ANY THIRD PARTY. EXCEPT AS EXPRESSLY STATED HEREIN, IN NO EVENT SHALL THE PARTIES, THEIR TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES OR SUBSIDIARIES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS.

    14.3  Confidentiality  Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, the Parties agree that, for the term of this Agreement and for *** thereafter, the receiving Party (the "Receiving Party") shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement any information furnished to it by the other Party (the "Disclosing Party") pursuant to this Agreement (the "Confidential Information") unless the Receiving Party can demonstrate by written proof that such Confidential Information:

      14.3.1  was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party;

      14.3.2  was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

      14.3.3  became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of the Agreement;

      14.3.4  was disclosed to the Receiving Party, other than under an obligation of confidentiality to a Third Party not to disclose such information to others; or

      14.3.5  was independently discovered or developed by the Receiving Party without the use of Confidential Information belonging to the Disclosing Party.

***Confidential Material Redacted and Filed with the Commission

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    14.4  Authorized Disclosure of Confidential Information  Each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary in the following instances:

      14.4.1  filing or prosecuting patent applications under this Agreement;

      14.4.2  regulatory filings;

      14.4.3  prosecuting or defending litigation;

      14.4.4  complying with applicable governmental regulations;

      14.4.5  conducting preclinical or clinical trials of Licensed Products or a Licensed Process;

      14.4.6  disclosure to Affiliates, sublicensees, employees, consultants or agents who are bound by similar terms of confidentiality and non-use at least equivalent in scope to those set forth in these Sections 14.3 and 14.4.

Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party's Confidential Information pursuant to these Sections 14.3 and 14.4, the disclosing Party will, except where impracticable, give reasonable advance notice to the other Party of such disclosure and use best efforts to secure confidential treatment of such information. In any event, the Parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder.

    14.5  Publicity  The Parties may want to issue press releases announcing the execution of this Agreement and may desire or be required to issue subsequent press releases relating to the Agreement or activities thereunder. The Parties shall consult with each other reasonably and in good faith and agree with respect to the text and timing of such press releases prior to the issuance thereof, provided that a Party may not unreasonably withhold consent to or delay such releases.

    14.6  No Effect on Protective Order  Nothing in this Agreement shall be deemed to diminish, impair or otherwise affect the Parties' obligations under the Second Amended Stipulated Protective Order Regarding Contributor's Information, entered on or about July 9, 2001, in Case No. 00CV0872 IEG (AJB) (S.D. Cal.).

    14.7  ***

    14.8  Force Majeure  No Party shall be held liable or responsible to any other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (other than non-payment) when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including, but not limited to, fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or another Party. For the avoidance of doubt, the Parties agree that notwithstanding the foregoing, the bankruptcy or insolvency of a Party shall not excuse that Party's full performance under this Agreement, and that the provisions of this Section shall not be deemed to include bankruptcy or insolvency laws as a cause beyond the reasonable control of a Party.

    14.9  In the event that any provision of this Agreement is held invalid or unenforceable for any reason, such unenforecability shall not affect the enforceability of the remaining provisions of this Agreement, and all provisions of this Agreement shall be construed so as to preserve the enforceability hereof.

    14.10  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

***Confidential Material Redacted and Filed with the Commission

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ARTICLE 15  ENTIRE AGREEMENT

    15.1  This instrument and the Settlement Agreement entered into herewith contain the entire and only agreements between the Parties relative to the subject matter hereof and supersede all previous negotiations, representations, undertakings and agreement both written and oral heretofore made between the Parties as to the subject matter. Any representation, promise or condition in connection herewith not specifically incorporated herein shall not be binding upon either Party.

    15.2  No modification, renewal, extension, waiver, cancellation or termination of this Agreement or of any of the provisions herein contained shall be valid until and unless made in writing and signed on behalf of the respective Parties by duly authorized officers thereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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    IN WITNESS WHEREOF, the Parties have respectively caused this Agreement to be executed on the dates hereinafter indicated.

ACCEPTED AND AGREED

MOTOROLA, INC.
By:	/S/ GEORGE TURNER George Turner Vice President and Manager Motorola Life Sciences	Dated: 7/20/01
MOTOROLA, INC.
By:	/S/ JON MEYER Jon Meyer, Esq. Senior Vice President and Assistant General Counsel for Motorola Life Sciences	Dated: 7/20/01
Approved as to form:
By:	/S/ STASIA OGDEN Stasia Ogden, Esq. Counsel for Motorola Life Sciences
NANOGEN, INC.
By:	/S/ V. RANDY WHITE Randy White Chief Executive Officer Nanogen, Inc.	Dated: 7/20/01
Approved as to form:
By:	/S/ DOUGLAS E. OLSON Douglas E. Olson, Esq. Attorney for Nanogen, Inc	Dated: 7/20/01

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EXHIBIT A TO LICENSE AGREEMENT

Eggers et al., Multi-site Detection Apparatus, U.S. Patent No. 5,532,128 (July 2. 1996).

Eggers et a1., Multi-site Molecule Detection Method, U.S. Patent No. 5,670,322 (issued Sept. 23, 1997).

Eggers et al., Multi-site Detection Apparatus, U.S. Patent No. 5,891,630 (issued Apr- 6.1999). Hollis et at., Methods and Apparatus for Molecule Detection, EP 543,550 (published May 26, 1993).

Hollis et al., Optical and Electrical Methods and Apparatus for Molecule Detection, WO 93/22678 (published Nov. 11. 1993).

Hollis et al., Molecule Detecting Method and Apparatus Therefor, JP 5,322,817 (issued Dec. 7" 1993).

Hollis et a1., Optical and Electrical Methods and Apparatus for Molecule Detection, EP 638,173 (published Feb. 15, 1995).

Hollis et al., Optical and Electrical Methods and Apparatus for Molecule Detection, JP 7.508.831 (issued Sept. 28. 1995).

Hollis et al., Optical and Electrical Methods and Apparatus for Molecule Detection, U.S. Patent No. 5,653,939 (issued Aug. 5, 1997).

Hollis et al., Optical and Electrical Methods and Apparatus for Molecule Detection, U.S. Patent No. 5.846,708 (issued Dec. 8, 1998).

Hollis et al., Methods and Apparatus for Molecule Detection. DE 69,228,291 (issued Mar. 11, 1999).

Eggers et al., VerfahrenUnd VorrichtungZumNachweisVon Molekuelen, Austrian Patent 176324 (issued February 15, 1999).

***.

***Confidential information redacted and filed separately with the Commission.

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EXHIBIT B TO LICENSE AGREEMENT

[Confidential Treatment Requested. Confidential Portions of this Agreement have been redacted and filed separately with the U.S. Securities and Exchange Commission]

MASSACHUSETTS INSTITUTE OF TECHNOLOGY
GENOMETRIX, INCORPORATED PATENT LICENSE AGREEMENT

(EXCLUSIVE)

*************************************************************************************

***Entire Agreement Redacted and filed with the Commission

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QuickLinks

  Exhibit 10.6
SETTLEMENT AGREEMENT
RECITALS
EXHIBIT A
EXHIBIT B
LICENSE AGREEMENT
RECITALS
ARTICLE 1 DEFINITIONS
ARTICLE 2 LICENSE GRANT
ARTICLE 3 PAYMENTS TO MOTOROLA
ARTICLE 4 ROYALTY REPORTS AND BOOKS
ARTICLE 5 REPRESENTATIONS AND WARRANTIES
ARTICLE 6 TERMINATION
ARTICLE 7 ASSIGNMENT
ARTICLE 8 PRODUCT LIABILITY
ARTICLE 9
ARTICLE 10 NOTICES
ARTICLE 11 SECTION HEADINGS
ARTICLE 12 DISPUTE RESOLUTION
ARTICLE 13 LAW GOVERNING AND CONSTRUCTIONS
ARTICLE 14 MISCELLANEOUS
ARTICLE 15 ENTIRE AGREEMENT
EXHIBIT A TO LICENSE AGREEMENT
EXHIBIT B TO LICENSE AGREEMENT